Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated March 26, 2020, relating to the financial statements of BiomX Inc., appearing in the Annual Report on Form 10-K of BiomX Inc., for the year ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in the related Prospectuses.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

December 4, 2020